                                                                    Exhibit 99.1

                                 [STARWOOD LOGO]



CONTACT: ALISA ROSENBERG
         (914) 640-5214

FOR IMMEDIATE RELEASE
FEBRUARY 2, 2006


           STARWOOD REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS

WHITE PLAINS, NY, FEBRUARY 2, 2006 - Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):

FOURTH QUARTER 2005 HIGHLIGHTS

o EPS from continuing operations for the fourth quarter of 2005 increased 37% to $0.70, compared to $0.51 in the fourth quarter of 2004. Excluding special items, EPS from continuing operations increased 25% to $0.71 for the fourth quarter of 2005 compared to $0.57 for the fourth quarter of 2004.

o REVPAR at Same-Store Owned Hotels in North America and worldwide increased 12.2% and 9.4%, respectively, when compared to the fourth quarter of 2004. ADR increased 9.5% and 7.0% in North America and worldwide, respectively.

o Margins at Starwood branded Same-Store Owned Hotels in North America improved approximately 140 basis points when compared to the fourth quarter of 2004, despite the negative impact of a significant 30% increase in energy costs in North America.

o Globally, REVPAR for Same-Store Owned Hotels grew for W Hotels (18.9%), followed by Westin (8.4%), Sheraton (8.2%), and St. Regis/Luxury Collection (5.2%), with each of these brands experiencing both ADR and occupancy gains.

o Third-party management and franchise fees, including fees from the Le Meridien hotels from the acquisition date of November 24, 2005, increased 30.2% in the quarter when compared to 2004.

o Excluding the fractional sales at the St. Regis Aspen and residential sales at the St. Regis in San Francisco, contract sales at vacation ownership properties were up 17.8% when compared to 2004. However, reported revenues from vacation ownership and residential sales decreased $5 million in the quarter when compared to 2004 primarily due to percentage of completion accounting for pre-sales at new timeshare projects.

o Net income for the fourth quarter of 2005 increased 59% to $159 million, compared to net income of $100 million in the fourth quarter of 2004. Excluding special items, income from continuing operations increased 32% to $162 million in the fourth quarter of 2005 compared to $123 million in the same period of 2004.

o Total Company Adjusted EBITDA increased 19.6% to $391 million when compared to $327 million in 2004.

o For the thirteenth quarter in a row, total Company market share in North America increased for the Company's owned and managed hotels as well as for system-wide hotels. According to Smith Travel Research, system-wide market share in North America increased approximately 100 basis points for the full year 2005 when compared to 2004.

Starwood Hotels & Resorts Worldwide, Inc. ("Starwood" or the "Company") today reported EPS from continuing operations for the fourth quarter of 2005 of $0.70 compared to $0.51 in the fourth quarter of 2004. Excluding special items which net to a negative $3 million and primarily relate to severance related costs associated with the corporate restructuring in the quarter, net gains realized on the sale of several hotels partially offset by a hotel impairment charge and additional tax expense arising from the deposit with the IRS of funds for taxes claimed as a result of the 1998 disposition of ITT World Directories, EPS from continuing operations was $0.71 for the fourth quarter of 2005 compared to $0.57 in the fourth quarter of 2004. Income from continuing operations was $159 million in the fourth quarter of 2005 compared to $111 million in 2004. Excluding special items, income from continuing operations was $162 million for the fourth qurter of 2005 compared to $123 million in 2004. In connection with the announced sale of 38 hotels to Host Marriott Corporation, the Company's EPS in the fourth quarter was positively impacted by approximately $17 million or $0.05 per share associated with the cessation of depreciation of these assets held for sale. The Company's results continued to be negatively impacted by lost business in New Orleans, Cancun and Miami as a result of damage at its owned hotels from Hurricanes Katrina and Wilma. Although the Company has recorded expenses for its insurance deductibles associated with these storms, in accordance with accounting rules, it has not recorded any of its expected recoveries under its existing business interruption insurance policies. Net income (after discontinued operations) was $159 million and EPS was $0.70 in the fourth quarter of 2005 compared to $100 million and EPS of $0.46 in the fourth quarter of 2004. The effective tax rate for the fourth quarter of 2005 was 21.4%.

Steven J. Heyer, CEO, said "I am very pleased with our results this quarter. We beat our top and bottom line expectations and for thirteen quarters in a row our market share has increased. We are moving full speed ahead with all of our strategic initiatives and with the brand building initiatives rolling out across our system, we expect our momentum to continue.

During the quarter we made significant progress toward reducing our investment in owned real estate, while maintaining long-term, attractive management agreements with an outstanding partner. I couldn't be more pleased with the results of this transaction and the future opportunities it creates for us. And, as we said when we announced the deal, it re-opened our window for share repurchases. Since our window opened, we have repurchased $373 million in stock, and we plan to be buyers of our stock throughout 2006.

We closed on the purchase of the Le Meridien brand, adding another upper upscale brand and 122 hotels to our system. The brand is very strong, and we are pleased with the quality of the hotel management teams in place. After these two transactions, our earnings become more balanced between hotel ownership and fee income. We expect to aggressively drive both businesses.

Entering into 2006, we have significant opportunities ahead of us. We will continue to work on unlocking the value in our owned real estate. Our core lodging business remains strong and supply continues to be constrained. Our pipeline continues to grow, outpacing our fair share, and we've added resources to aggressively pursue the opportunity. We are focused on our key initiatives and expect 2006 to be another great year at Starwood with our core business, on a comparable basis, growing approximately 15%."

OPERATING RESULTS

FOURTH QUARTER ENDED DECEMBER 31, 2005

Cash flow used for operations was $54 million compared to cash flow from operations of $201 million in 2004. The decrease in cash flows from operations was primarily due to the payment, in October 2005, of the deposit with the IRS associated with the 1998 disposition of ITT World Directories. Total Company Adjusted EBITDA was $391 million compared to $327 million in 2004.

Owned, Leased and Consolidated Joint Venture Hotels

REVPAR for Same-Store Owned Hotels in North America and worldwide increased 12.2% and 9.4%, respectively, when compared to 2004. REVPAR at Same-Store Owned Hotels in North America increased 18.9% at W, 11.7% at Sheraton, 10.5% at Westin, and 10.3% at St. Regis/Luxury Collection. REVPAR growth was particularly strong at the Company's owned hotels in New York, Atlanta, Houston, Chicago, and the Hawaiian Islands. Revenue from transient travel was up 16.6% in North America when compared to 2004. Internationally, Same-Store Owned Hotel REVPAR increased 10% after adjusting for the impact of foreign exchange. As reported, in US dollars, Same-Store Owned Hotel REVPAR increased 1.5%, with Latin America up 9.2% (REVPAR in owned hotels in Argentina, Brazil, Peru and resort areas in Mexico was particularly strong, excluding two hotels in Cancun which were closed due to damage from Hurricane Wilma), Europe up 1.6%, and Asia Pacific down 8.5% due to the fact that one of the four owned hotels in this region was under significant renovation during the quarter.

Total revenues at Same-Store Owned Hotels worldwide increased 6.6% to $843 million when compared to $791 million in 2004 while costs and expenses at the hotels increased 5.7% to $620 million in 2005 compared to $587 million in 2004. Total revenues at Same-Store Owned Hotels in North America increased 9.2% to $626 million in 2005 when compared to $573 million in 2004 while costs and expenses at these hotels increased 7.3% to $453 million when compared to $422 million in 2004. The increase in costs and expenses is primarily due to an increase in occupancy and a significant 30% increase in energy costs in North America.

System-wide REVPAR; Management/Franchise Fees

System-wide (owned, managed and franchised) REVPAR for Same-Store Hotels in North America, excluding Le Meridien hotels, increased 10.8%; W Hotels 17.9%, Sheraton 11.3%, Westin 9.8%, Four Points by Sheraton 9.3%, and St. Regis/Luxury Collection 6.9%. For the thirteenth quarter in a row, total Company market share in North America increased for the Company's owned and managed hotels as well as for system-wide hotels. According to Smith Travel Research, system-wide market share in North America increased approximately 100 basis points for the full year 2005 when compared to 2004. Total third-party management and franchise fees, including fees from the Le Meridien hotels from the acquisition date of November 24, 2005, were $104 million in the quarter, up $24 million, or 30.2%, from last year.

Vacation Ownership and Residential

Vacation ownership and residential revenue, which excludes gains on sales of notes receivable, decreased $5 million, or 2.5% to $192 million when compared to 2004. This decrease was primarily due to a larger portion of vacation ownership sales coming from pre-sales at new phases under construction at the Westin Ka'anapali Ocean Resort Villas in Maui, Hawaii and the Westin Kierland Villas in Scottsdale, Arizona which are recognized based on percentage of completion in accordance with US GAAP. Contract sales, excluding fractional sales at the St. Regis Aspen and residential sales at the St. Regis in San Francisco, were up 17.8% when compared to 2004. The average price per timeshare unit sold increased approximately 11.8% to $22,868, and the number of contracts signed increased approximately 5.3% when compared to 2004.

Residential sales continued in the fourth quarter at the St. Regis Museum Tower in San Francisco. The Company recognized revenues of approximately $42 million, an increase of $27 million compared to 2004. The St. Regis Museum Tower hotel and condominiums opened in November 2005.

In addition to its robust pipeline of existing vacation ownership inventory, the Company continues to evaluate its existing owned real estate for potential conversion to vacation ownership, fractional, or residential projects. For example, the Company is converting four floors of the St. Regis hotel in New York into fractional units and residences and has partially demolished the Sheraton in Cancun, Mexico, where it will build a timeshare development that is expected to have up to 73 units upon completion of the first phase. The Company is also working with its business partners to develop similar conversion opportunities at managed hotels.

Currently, the Company is working on new phases at the Westin Ka'anapali Ocean Resort Villas in Maui, Hawaii, the Westin Kierland Villas in Scottsdale, Arizona, the Sheraton Broadway Plantation in Myrtle Beach, South Carolina, and the Sheraton Vistana Villages in Orlando, Florida.

In addition to the expansion at the existing properties above, Starwood Vacation Ownership is in the predevelopment phase of several new vacation ownership resorts including one in Princeville on the island of Kauai, Hawaii. The Company is also working on a third St. Regis-branded fractional resort in Punta Mita, Mexico.

During the fourth quarter of 2005, the Company sold approximately $221 million of vacation ownership notes receivable and recognized gains of $25 million as compared to gains of $3 million in the same period of 2004.

RESULTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005

EPS from continuing operations increased 9% to $1.88 compared to $1.72 in 2004. Excluding special items, EPS from continuing operations increased 44% to $2.34 compared to $1.62 in 2004. Income from continuing operations was $423 million compared to $369 million in 2004. Excluding special items, income from continuing operations increased 51% to $526 million compared to $348 million in 2004. Net income (after discontinued operations) was $422 million and EPS was $1.88 compared to $395 million and $1.84, respectively, in 2004.

Cash flow from operations was $764 million compared to $578 million in 2004. Total Company Adjusted EBITDA was $1.417 billion compared to $1.150 billion in 2004.

Brand Development/Unit Growth

During the fourth quarter, the Company signed 42 hotel management and franchise contracts (representing approximately 15,000 rooms) including the W Las Vegas (Las Vegas, Nevada, 4,000 rooms), Westin Orlando Convention Center (Orlando, Florida, 603 rooms), and W Pudong (Shanghai, China, 400 rooms). In addition to the 122 Le Meridien hotels (representing approximately 31,700 rooms) that are currently in the system following the Company's acquisition of the brand in November 2005, nine new hotels and resorts (representing approximately 2,200 rooms) entered the system, including the Westin Paris (Paris, France, 438 rooms) and the Sheraton Haikou (Haikou, China, 341 rooms). Thirteen properties (representing approximately 3,500 rooms) were removed from the system during the quarter (4 Sheratons, 4 Four Points, 3 Westins and 2 unbranded). The Company expects to open more than 50 hotels (representing approximately 14,000 rooms) in 2006. The Company had approximately 220 hotels and approximately 65,000 rooms in its active global development pipeline at December 31, 2005, with roughly half of that number in international locations.

In November 2005, the Company opened its third Remede Spa in the St. Regis hotel in San Francisco. The Company also had six Bliss spas at the end of 2005. In 2006, the Company plans to open 2 new Bliss spas in W hotels in Dallas and Los Angeles, with several other Bliss and Remede Spas in various planning stages.

Distribution

Starwood's central distribution systems gross bookings during the fourth quarter of 2005 increased approximately 10.1% when compared to 2004. Gross online bookings through proprietary branded websites increased 31.2% as compared to 2004, with gross dollar bookings from the proprietary branded sites increasing 38.3%. Gross online dollar bookings represented approximately 12.2% of the overall gross dollar bookings, with 78.6% of that coming from our proprietary branded websites, as compared to 10.4% of overall gross dollar bookings, with 74.6% of that from proprietary branded websites in 2004.

The above distribution figures do not include the Le Meridien hotels. The Company expects to integrate these hotels into the starwoodhotels.com and related websites by the end of the first quarter of 2006.

CAPITAL

Gross capital spending during the quarter included approximately $99 million in renovations of hotel assets including construction capital at the Sheraton Hotel & Towers in New York, New York, the Sheraton Hotel & Marina in San Diego, California, and the Sheraton Royal Denarau Resort in Nadi, Fiji. Investment spending on gross VOI inventory was $36 million, which was offset by cost of sales of $35 million tied to VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka'anapali Ocean Resort Villas in Maui, Hawaii, the Sheraton Vistana Villages in Orlando, Florida, and the Westin Kierland Villas in Scottsdale, Arizona. Additionally during the quarter, further investment spending of $241 million included the purchase of the Le Meridien brand and the related management and franchise business, which was substantially offset by the return of the Company's previous investment in the outstanding senior debt of Le Meridien, as well as the development of the St. Regis Museum Tower in San Francisco which consists of 260 hotel rooms and 102 condominium units and which as discussed earlier, opened in November 2005. Construction of this project is substantially complete, and through December 31, 2005, the Company has invested $318 million in the project. The Company expects to realize gross proceeds of approximately $245 million from the sale of the project's condominiums and has recognized approximately $198 million in revenues through the end of 2005.

SHARE REPURCHASE

For the quarter ended December 31, 2005, the Company repurchased approximately 4 million shares at a total cost of approximately $253 million. At December 31, 2005, approximately $1.043 billion remained available under the Company's Board authorized share repurchase program. At December 31, 2005, Starwood had approximately 219 million shares outstanding (including partnership units and exchangeable preferred shares).

From January 1, 2006 through February 1, 2006, the Company repurchased an additional 1.9 million shares at a total cost of approximately $120 million.

DIVIDEND

Starwood Hotels & Resorts (the "Trust") declared its annual dividend for 2005 of $0.84 per share, which was paid on January 20, 2006 to shareholders of record on December 31, 2005.

The Trust expects to declare a dividend for the first quarter of 2006 of approximately $0.21 per Share to shareholders of record as of a date in the latter part of February 2006 to be paid in early March 2006. The dividend declaration and the amount are subject to approval of the Trust's Board of Trustees.

BALANCE SHEET

At December 31, 2005, the Company had total debt (including debt classified as held for sale) of $4.145 billion and cash and cash equivalents (including $307 million of restricted cash) of $1.204 billion, or net debt of $2.941 billion, compared to net debt of $3.136 billion at the end of the third quarter of 2005.

At December 31, 2005, debt was approximately 69% fixed rate and 31% floating rate and its weighted average maturity was 4.4 years with a weighted average interest rate of 6.27%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $2.147 billion.

ASSET SALES

In 2005, in addition to the sale of three hotels in joint ventures that we hold minority interest in, the Company sold ten wholly-owned hotels for cash proceeds of approximately $510 million. Additionally, in January 2006 the Company completed the sale of four hotels for proceeds of $234 million in cash. As previously announced, the Company entered into a definitive agreement with Host Marriott Corporation to sell 38 hotels for cash, assumption of debt and stock. As part of the agreement, the Company will manage the hotels for up to 40 years.


OUTLOOK

All comments in the following paragraphs and certain comments in this release above are deemed to be forward-looking statements. These statements reflect expectations of the Company's performance given its current base of assets and its current understanding of external economic and geo-political environments. Actual results may differ materially.

The Company's guidance for 2006 assumes:

o The close of the previously announced transaction with Host Marriott Corporation at the end of the first quarter.

o     Stock option expense of approximately $45 million or $0.13 per share.

o Since we last provided forward looking estimates, four additional asset sales which have closed in 2006 and three hotels expected to be sold in the first quarter of 2006 which contributed approximately $122 million in revenues and $87 million in expenses in 2005.

For the full year 2006, assuming REVPAR at Same-Store Owned Hotels in North America increases approximately 8% - 10% versus 2005:

o Full year Adjusted EBITDA would be expected to be approximately $1.210 billion assuming:

      o     Worldwide Same-Store Owned Hotel EBITDA growth of 15% to 17%.

      o Worldwide Same-Store Owned Hotel margin improvement of approximately 150 - 200 basis points.

      o Growth from management and franchise fees of approximately 18% to 20%.

      o Growth from our timeshare and residential business of approximately 20% to 25% (excluding gains on sales of receivables).

o Full year income from continuing operations, excluding special items, would be expected to be approximately $475 million at an effective tax rate of approximately 33%. This assumes a 20% tax rate in the first quarter and a 35% tax rate for the remainder of the year.

o     Full year EPS would be expected to be approximately $2.14.

o Full year capital expenditures (excluding timeshare inventory) would be approximately $475 million, including $175 million for maintenance, renovation and technology and $300 million for other growth initiatives. Additionally, net capital expenditures for timeshare inventory would be approximately $175 million.

o For the full year the Company expects cash interest expense of approximately $175 million and cash taxes of approximately $150 million.

For the three months ended March 31, 2006, if REVPAR at Same-Store Owned Hotels in North America increases approximately 10% - 12% versus the same period in 2005:

o Adjusted EBITDA would be expected to be approximately $238 million assuming:

      o     Worldwide Same-Store Owned Hotel EBITDA growth of 15% to 17%.

      o Worldwide Same-Store Owned Hotel margin improvement of approximately 150 - 200 basis points.

      o Growth from management and franchise fees of approximately 18% to 20%.

      o A decline in operating income from our timeshare and residential business of $40 million to $45 million due to percentage of completion accounting for pre-sales at new timeshare projects.

o Income from continuing operations, excluding special items, would be expected to be approximately $74 million at an effective tax rate of approximately 20%.

o     EPS would be expected to be approximately $0.33.

The Company's guidance excludes:

o The impact of the adoption of SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions," which is expected to result in a one time pre-tax charge of approximately $100 million to $120 million in the first quarter of 2006.

o Transition costs associated with the Le Meridien transaction which closed in 2005 of approximately $15 million in the first quarter and $30 million in the full year.

o A one time income tax benefit and certain one-time financing costs which will be recorded when the transaction with Host Marriott Corporation closes.

SPECIAL ITEMS

The Company recorded net charges of $3 million (after-tax) for special items in the fourth quarter of 2005 compared to $12 million of net charges (after-tax) in the same period of 2004.

Special items in the fourth quarter of 2005 primarily relate to severance related costs associated with the corporate restructuring in the fourth quarter of 2005, net gains realized on the sale of several hotels partially offset by a hotel impairment charge and additional tax expense arising from the deposit with the IRS of funds for taxes claimed as a result of the 1998 disposition of ITT World Directories.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

THREE MONTHS ENDED                                                                         YEAR ENDED
   DECEMBER 31,                                                                             DECEMBER 31,
------------------                                                                        -------------
   2005    2004                                                                            2005    2004
  -----   -----                                                                           -----   -----
  $ 162   $ 123      Income from continuing operations before special items ...........   $ 526   $ 348
  -----   -----                                                                           -----   -----
  $0.71   $0.57      EPS before special items .........................................   $2.34   $1.62
  -----   -----                                                                           -----   -----

                     SPECIAL ITEMS
    (13)     --      Restructuring and other special (charges) credits, net (a) .......     (13)     37
     --      --      Adjustment to costs associated with construction remediation (b)..      --       4
      2     (25)     Gain (loss) on asset dispositions and impairments, net (c) .......     (30)    (33)
  -----   -----                                                                           -----   -----
    (11)    (25)     Total special items - pre-tax ....................................     (43)      8
      5      10      Income tax benefit (expense) for special items (d) ...............      16      (2)
     --      --      Tax expense on repatriation of foreign earnings (e)...............     (47)     --
      3       3      Reserves and credits associated with tax matters (f) .............     (29)     15
  -----   -----                                                                           -----   -----
     (3)    (12)     Total special items - after-tax...................................    (103)     21
  -----   -----                                                                           -----   -----
  $ 159   $ 111      Income from continuing operations ................................   $ 423   $ 369
  -----   -----                                                                           -----   -----
  $0.70   $0.51      EPS including special items ......................................   $1.88   $1.72
  =====   =====                                                                           =====   =====

(a) During 2005, the Company recorded $13 million in restructuring and other special (charges) credits, net primarily related to severance costs in connection with the Company's restructuring as a result of its planned disposition of significant real estate assets and transition costs associated with the Le Meridien transaction. During the year ended December 31, 2004, the Company reversed a $37 million reserve previously recorded through restructuring and other special credits due to a favorable judgment in a litigation matter.

(b) Represents adjustments to the Company's share of costs for construction remediation efforts at a property owned by a vacation ownership unconsolidated joint venture that were previously recorded in 2002.

(c) For the three months ended December 31, 2005, primarily reflects the gains recorded on the sale of three hotels offset by the impairment of a hotel. For the year ended December 31, 2005, the balance also includes the losses recorded on the sale of two hotels and impairment charges associated with the Sheraton hotel in Cancun, Mexico that is being partially demolished in order to build vacation ownership units. Loss of $25 million and $33 million for the three and twelve months ended December 31, 2004, respectively, reflects the loss on the sale or impairment of hotels and investments offset, in part, by the gain on the sale of one hotel.

(d)  Represents taxes on special items at the Company's incremental tax rate.

(e) Represents tax expense associated with the adoption of a plan to repatriate foreign earnings in accordance with the American Jobs Creation Act of 2004.

(f) During the three months and year ended December 31, 2005, the Company recorded a tax charge of approximately $12 million and $52 million, respectively, to increase its tax reserves relating to the Company's 1998 disposition of World Directories as a result of a United States Tax Court decision against another taxpayer and the deposit of these funds with the IRS. The three and twelve months ended December 31, 2005 also include a net tax credit of approximately $15 million related to the deferred gain on the sale of the Hotel Danieli in Venice, Italy. The year ended December 31, 2005 also includes tax refunds of $8 million related to tax years prior to the 1995 split-up of ITT Corporation. Tax benefits in the three and twelve months ended December 31, 2004 reflect the favorable results of certain changes to the Federal tax rules, the resolution of various tax matters that were successfully settled during these periods, and the reversal of tax reserves no longer deemed necessary.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood's financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the fourth quarter financial results at 10:30 a.m. (EST) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company's website at www.starwoodhotels.com. A replay of the conference call will also be available from 12:30 p.m. (EST) today through Thursday, February 9 at 12:00 midnight (EST) on both the Company's website and via telephone replay at (719) 457-0820 (access code 3824292).

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to "net capital expenditures" mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company's operating performance due to the significance of the Company's long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company's ability to service debt, fund capital expenditures, pay income taxes and pay cash distributions. It also facilitates comparisons between the Company and its competitors. The Company's management has historically adjusted EBITDA (i.e., "Adjusted EBITDA") when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as the special items described on page 9 of this release and/or revenues and costs and expenses from hotels sold, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company's management also used Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company's calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company's owned, leased and consolidated joint venture hotels, excluding hotels sold to date, undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage.) REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to contract sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.

All references to third-party management and franchise fees represent base and incentive fees as well as termination fees and payments by Starwood under performance and other guarantees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 850 properties in more than 95 countries and 145,000 employees at its owned and managed properties. Starwood(R) Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St.Regis(R), The Luxury Collection(R), Sheraton(R), Westin(R), Four Points(R) by Sheraton, W(R),Le Meridien(R) and the recently announced aloft(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

  ** Please contact Starwood's new, toll-free media hotline at (866) 4-STAR-PR
           (866-478-2777) for photography or additional information.**

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the prospects for improved performance internationally, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and vacation ownership businesses, operating risks associated with the hotel and vacation ownership businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers' fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

    THREE MONTHS ENDED                                                                              YEAR ENDED
       DECEMBER 31,                                                                                DECEMBER 31,
--------------------------                                                                  --------------------------
                      %                                                                                           %
 2005     2004    VARIANCE                                                                   2005     2004    VARIANCE
------   ------   --------                                                                  ------   ------   --------
                             REVENUES
$  894   $  878      1.8     Owned, leased and consolidated joint venture hotels ........   $3,517   $3,326       5.7
   192      197     (2.5)    Vacation ownership and residential sales and services ......      889      640      38.9
   152      120     26.7     Management fees, franchise fees and other income ...........      501      419      19.6
   278      247     12.6     Other revenues from managed and franchised properties (a) ..    1,070      983       8.9
------   ------    -----                                                                    ------   ------    ------
 1,516    1,442      5.1                                                                     5,977    5,368      11.3
                             COSTS AND EXPENSES
   672      655     (2.6)    Owned, leased and consolidated joint venture hotels ........    2,634    2,519      (4.6)
   158      154     (2.6)    Vacation ownership and residential..........................      661      488     (35.5)
    96       87    (10.3)    Selling, general, administrative and other .................      370      331     (11.8)
    13       --      n/m     Restructuring and other special charges (credits), net......       13      (37)      n/m
    82      107     23.4     Depreciation ...............................................      387      413       6.3
     7        5    (40.0)    Amortization ...............................................       20       18     (11.1)
   278      247    (12.6)    Other expenses from managed and franchised properties (a) ..    1,070      983      (8.9)
------   ------    -----                                                                    ------   ------    ------
 1,306    1,255     (4.1)                                                                    5,155    4,715      (9.3)
   210      187     12.3     Operating income ...........................................      822      653      25.9
    25        3      n/m     Gain on sale of VOI notes receivable .......................       25       14      78.6
    24       10      n/m     Equity earnings from unconsolidated ventures, net ..........       64       32     100.0
                             Interest expense, net of interest income of $8, $1,
   (58)     (61)     4.9        $19 and $3 ..............................................     (239)    (254)      5.9
     2      (25)     n/m     Gain (loss) on asset dispositions and impairments, net .....      (30)     (33)      9.1
------   ------    -----                                                                    ------   ------    ------
                             Income from continuing operations before taxes and minority
   203      114     78.1        equity ..................................................      642      412      55.8
   (44)      (2)     n/m     Income tax expense .........................................     (172)     (43)      n/m
    --       --       --     Tax expense on repatriation of foreign earnings.............      (47)      --       n/m
    --       (1)   100.0     Minority equity in net (income) loss........................       --       --        --
------   ------    -----                                                                    -------  ------    ------
   159      111     43.2     Income from continuing operations ..........................      423      369      14.6
                             Discontinued operations:
    --       --       --        Loss from operations (b) ................................       (1)      --       n/m
    --      (11)   100.0        Gain (loss) on disposition (c) ..........................       --       26    (100.0)
------   ------    -----                                                                    ------   ------    ------
$  159   $  100     59.0     Net income .................................................     $422   $  395       6.8
======   ======    =====                                                                    ======   ======    ======
                             EARNINGS PER SHARE - BASIC
$ 0.72   $ 0.53     35.8     Continuing operations ......................................   $ 1.95   $ 1.78       9.6
    --    (0.05)   100.0     Discontinued operations ....................................       --     0.13    (100.0)
------   ------    -----                                                                    ------   ------    ------
$ 0.72   $ 0.48     50.0     Net income .................................................   $ 1.95   $ 1.91       2.1
======   ======    =====                                                                    ======   ======    ======
                             EARNINGS PER SHARE - DILUTED
$ 0.70   $ 0.51     37.3     Continuing operations ......................................   $ 1.88   $ 1.72       9.3
    --    (0.05)   100.0     Discontinued operations ....................................       --     0.12    (100.0)
------   ------    -----                                                                    ------   ------    ------
$ 0.70   $ 0.46     52.2     Net income .................................................   $ 1.88   $ 1.84       2.2
======   ======    =====                                                                    ======   ======    ======
   219      208              Weighted average number of Shares ..........................      217      207
======   ======                                                                             ======   ======
   228      217              Weighted average number of Shares assuming dilution ........      225      215
======   ======                                                                             ======   ======

(a) The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

(b) 2005 activity primarily represents a sales and use tax assessment related to the Company's gaming business disposed of in 1999 for periods prior to its disposition.

(c) 2004 activity represents the reversal of reserves that are no longer required as the related contingencies have been resolved and the favorable resolution of certain tax matters related to the 1999 divestiture of the Company's gaming business.

n/m  = not meaningful

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                                       DECEMBER 31,   DECEMBER 31,
                                                                                           2005           2004
                                                                                       ------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents .......................................................     $   897        $   326
   Restricted cash .................................................................         295            347
   Accounts receivable, net of allowance for doubtful accounts of $50 and $58 ......         642            482
   Inventories .....................................................................         280            371
   Prepaid expenses and other ......................................................         169            157
                                                                                         -------        -------
   Total current assets ............................................................       2,283          1,683
Investments ........................................................................         403            453
Plant, property and equipment, net .................................................       3,956          4,341
Assets held for sale (a) ...........................................................       2,614          2,656
Goodwill and intangible assets, net ................................................       2,796          2,544
Other assets (b) ...................................................................         402            621
                                                                                         -------        -------
                                                                                         $12,454        $12,298
                                                                                         =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term borrowings and current maturities of long-term debt (c) ..............     $ 1,219        $   617
   Accounts payable ................................................................         156            200
   Accrued expenses ................................................................       1,049            867
   Accrued salaries, wages and benefits ............................................         297            299
   Accrued taxes and other .........................................................         140            143
                                                                                         -------        -------
      Total current liabilities ....................................................       2,861          2,126
Long-term debt (c) .................................................................       2,226          2,661
Long-term debt held for sale (d) ...................................................         700          1,164
Deferred income taxes ..............................................................         563            880
Other liabilities ..................................................................         851            652
                                                                                         -------        -------
                                                                                           7,201          7,483
Minority interest ..................................................................          25             27
Commitments and contingencies
Stockholders' equity:
      Class A exchangeable preferred shares of the Trust; $0.01 par value;
         authorized 30,000,000 shares; outstanding 562,222 and 597,825 shares at
         December 31, 2005 and December 31, 2004, respectively .....................          --             --
      Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares;
         outstanding 217,218,781 and 208,730,800 shares at December 31, 2005 and
         December 31, 2004, respectively ...........................................           2              2
      Trust Class B shares of beneficial interest; $0.01 par value; authorized
         1,000,000,000 shares; outstanding 217,218,781 and 208,730,800 shares at
         December 31, 2005 and December 31, 2004, respectively .....................           2              2
Additional paid-in capital .........................................................       5,429          5,121
Deferred compensation ..............................................................         (53)           (14)
Accumulated other comprehensive loss ...............................................        (322)          (255)
Retained earnings (accumulated deficit) ............................................         170            (68)
                                                                                         -------        -------
   Total stockholders' equity ......................................................       5,228          4,788
                                                                                         -------        -------
                                                                                         $12,454        $12,298
                                                                                         =======        =======

(a) Includes 38 hotels expected to be sold in connection with the definitive agreement signed on November 14, 2005 with Host Marriott Corporation as well as three additional hotels which had signed definitive agreements at December 31, 2005 and which were later sold in January 2006.

(b) Includes restricted cash of $12 million and $10 million at December 31, 2005 and 2004, respectively.

(c) Excludes Starwood's share of unconsolidated joint venture debt aggregating approximately $469 million and $438 million at December 31, 2005 and 2004, respectively.

(d) Represents the debt that is expected to be assumed by Host Marriott Corporation in connection with the definitive agreement signed on November 14, 2005.

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

               NON-GAAP TO GAAP RECONCILIATIONS - HISTORICAL DATA
                                  (in millions)

    THREE MONTHS ENDED                                                                                YEAR ENDED
       DECEMBER 31,                                                                                  DECEMBER 31,
--------------------------                                                                    --------------------------
                      %                                                                                             %
 2005     2004    VARIANCE                                                                     2005     2004    VARIANCE
------   ------   --------                                                                    ------   ------   --------
                             RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
 $159    $100       59.0     Net income....................................................   $  422   $  395      6.8
   76      66       15.2     Interest expense(a)...........................................      283      275      2.9
   44      26       69.2     Income tax expense(b).........................................      218       34      n/m
   93     115      (19.1)    Depreciation(c)..............................................       423      445     (4.9)
    8       8         --     Amortization(d)...............................................       26       26       --
 ----    ----      -----                                                                      ------   ------    -----
  380     315       20.6     EBITDA................................................... ....    1,372    1,175     16.8
   --      --         --     Adjustment to costs associated with construction remediation..       --       (4)   100.0
   (2)     25        n/m     (Gain) loss on asset dispositions and impairments, net........       30       33      9.1
   13      --        n/m     Restructuring and other special charges (credits), net........       13      (37)     n/m
   --     (13)     100.0     Discontinued operations(e)....................................        2      (17)     n/m
 ----    ----      -----                                                                      ------   ------    -----
 $391    $327       19.6     Adjusted EBITDA...............................................   $1,417   $1,150     23.2
 ====    ====      =====                                                                      ======   ======    =====

(a) Includes $10 million and $4 million of interest expense related to unconsolidated joint ventures for the three months ended December 31, 2005 and 2004, respectively, and $25 million and $18 million for the year ended December 31, 2005 and 2004, respectively.

(b) Includes $0 million and $24 million of tax expense (benefit) recorded in discontinued operations for the three months ended December 31, 2005 and 2004, respectively, and $(1) million and $(9) million for the year ended December 31, 2005 and 2004, respectively. Also includes $47 million of tax expense on the repatriation of foreign earnings for the year ended December 31, 2005.

(c) Includes $11 million and $8 million of Starwood's share of depreciation expense of unconsolidated joint ventures for the three months ended December 31, 2005 and 2004, respectively, and $36 million and $32 million for the year ended December 31, 2005 and 2004, respectively.

(d) Includes $1 million and $3 million of Starwood's share of amortization expense of unconsolidated joint ventures for the three months ended December 31, 2005 and 2004, respectively, and $6 million and $8 million for the year ended December 31, 2005 and 2004, respectively.

(e)  Excludes the taxes already added back as noted in (b) above.

THREE MONTHS ENDED                                                                    YEAR ENDED
   DECEMBER 31,                                                                      DECEMBER 31,
------------------                                                                  -------------
   2005    2004                                                                      2005    2004
  -----   -----                                                                     -----   -----
                     CASH FLOW DATA
  $ 159   $ 100      Net income .................................................   $ 422   $ 395
                     Discontinued operations:
     --      11         Gain on dispositions.....................................      --     (26)
     10      --         Other adjustments relating to discontinued operations....      11       1
    (47)    (60)     (Increase) decrease in restricted cash .....................      50    (257)
                     Adjustments to income from continuing operations, changes in
   (176)    150         working capital, and other ..............................     281     465
  -----   -----                                                                     -----   -----
  $ (54)  $ 201      CASH FROM (USED FOR) OPERATING ACTIVITIES ..................   $ 764   $ 578
  =====   =====                                                                     =====   =====
  $ 339   $(91)      CASH FROM (USED FOR) INVESTING ACTIVITIES ..................   $  85   $(415)
  =====   =====                                                                     =====   =====
  $(287)  $(22)      CASH USED FOR FINANCING ACTIVITIES .........................   $(253)  $(273)
  =====   =====                                                                     =====   =====

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

              NON-GAAP TO GAAP RECONCILIATIONS - FUTURE PERFORMANCE
                                  (IN MILLIONS)

THREE MONTHS ENDED                                                            YEAR ENDED
  MARCH 31, 2006                                                          DECEMBER 31, 2006
------------------                                                        -----------------
   $    64           INCOME FROM CONTINUING OPERATIONS (a) ..........          $   455
        66           Interest expense ...............................              178
        14           Income tax expense .............................              224
        79           Depreciation and amortization ..................              323
  ----------                                                                  ----------
       223           EBITDA .........................................            1,180
        15           Le Meridien transition costs....................               30
  ----------                                                                  ----------
   $   238           Adjusted EBITDA.................................          $ 1,210
  ==========                                                                  ==========

THREE MONTHS ENDED                                                            YEAR ENDED
  MARCH 31, 2006                                                          DECEMBER 31, 2006
------------------                                                        -----------------
   $    64           Income from continuing operations (a) ..........          $   455
  ----------                                                                  ----------
   $  0.29           EPS.............................................          $  2.05
  ----------                                                                  ----------
                     SPECIAL ITEMS
        15           Le Meridien transition costs....................               30
  ----------                                                                  ----------
        15           Total special items - pre-tax ..................               30
        (5)          Income tax (benefit) expense on special items                 (10)
  ----------                                                                  ----------
        10           Total special items - after-tax ................               20
  ----------                                                                  ----------
                     Income from continuing operations excluding
   $    74             special items.................................          $   475
  ----------                                                                  ----------
   $  0.33           EPS excluding special items.....................          $  2.14
  ==========                                                                  ==========

(a) The Company expects to realize significant income tax benefits and certain one-time financing costs in connection with the pending transaction with Host Marriott Corporation which will be recorded at the time that the transaction is approved by Host Marriott Corporation's shareholders and/or the transaction is consummated. At this time, these benefits and costs cannot be quantified and are therefore not included in the above estimates of future performance.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
       NON-GAAP TO GAAP RECONCILIATIONS - FUTURE PERFORMANCE (CONTINUED)
                                 (IN MILLIONS)

        Reconciliation from Previous Guidance to Current Guidance

PREVIOUS 2006 EBITDA GUIDANCE                                           $ 1,250
PLUS: EXPECTED FIRST QUARTER RESULTS FROM HOTELS BEING SOLD TO HOST
      MARRIOTT
        Revenues.......................................................     292
        Expenses.......................................................    (222)
        Fees and other income..........................................     (26)
LESS: EXPECTED RESULTS FROM ADDITIONAL ASSET SALES
        Revenues.......................................................    (153)
        Expenses.......................................................     106
        Fees and other income..........................................       3
LESS: STOCK OPTION EXPENSE                                                  (45)
                                                                        --------
ADJUSTED PREVIOUS 2006 EBITDA GUIDANCE                                  $ 1,205
                                                                        --------
CURRENT 2006 EBITDA GUIDANCE                                            $ 1,210
                                                                        ========

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

 NON-GAAP TO GAAP RECONCILIATIONS - SAME STORE OWNED HOTEL REVENUE AND EXPENSES
                                  (IN MILLIONS)

  THREE MONTHS ENDED                                                                                   YEAR ENDED
     DECEMBER 31,                                                                                     DECEMBER 31,
----------------------                                                                         --------------------------
                  %                                                                                                  %
2005   2004   VARIANCE                                                                          2005     2004    VARIANCE
----   ----   --------                                                                         ------   ------   --------
                                             SAME-STORE OWNED HOTELS (1)
                                                      WORLDWIDE
                         Revenue
$843   $791      6.6        Same-Store Owned Hotels.........................................   $3,183   $2,943      8.2
  18     43    (58.1)       Hotels Sold or Closed in 2005 and 2004 (12 hotels)..............      123      168    (26.8)
  33     44    (25.0)       Hotels Without Comparable Results (11 hotels)...................      205      209     (1.9)
  --     --       --        Other ancillary hotel operations................................        6        6       --
----   ----    -----                                                                           ------   ------    -----
$894   $878      1.8     Total Owned, Leased and Consolidated Joint Venture Hotels Revenue..   $3,517   $3,326      5.7
====   ====    =====                                                                           ======   ======    =====
                         Costs and Expenses
$620   $587     (5.6)       Same-Store Owned Hotels.........................................   $2,374   $2,231     (6.4)
  15     33     54.5        Hotels Sold or Closed in 2005 and 2004 (12 hotels)..............       91      129     29.5
  37     35     (5.7)       Hotels Without Comparable Results (11 hotels)...................      165      155     (6.5)
  --     --       --        Other ancillary hotel operations................................        4        4       --
----   ----    -----                                                                           ------   ------    -----
                         Total Owned, Leased and Consolidated Joint Venture Hotels Costs and
$672   $655     (2.6)       Expenses........................................................   $2,634   $2,519     (4.6)
====   ====    =====                                                                           ======   ======    =====

  THREE MONTHS ENDED                                                                                   YEAR ENDED
     DECEMBER 31,                                                                                     DECEMBER 31,
----------------------                                                                         --------------------------
                  %                                                                                                  %
2005   2004   VARIANCE                                                                          2005     2004    VARIANCE
----   ----   --------                                                                         ------   ------   --------
                                                SAME-STORE OWNED HOTELS
                                                      NORTH AMERICA
                         Revenue
$626   $573      9.2        Same-Store Owned Hotels.........................................   $2,306   $2,128      8.4
  11     32    (65.6)       Hotels Sold or Closed in 2005 and 2004 (10 hotels)..............       86      118    (27.1)
  32     37    (13.5)       Hotels Without Comparable Results (9 hotels)....................      178      177      0.6
----   ----    -----                                                                           ------   ------    -----
$669   $642      4.2     Total Owned, Leased and Consolidated Joint Venture Hotels Revenue..   $2,570   $2,423      6.1
====   ====    =====                                                                           ======   ======    =====
                         Costs and Expenses
$453   $423     (7.1)       Same-Store Owned Hotels.........................................   $1,709   $1,612     (6.0)
  10     25     60.0        Hotels Sold or Closed in 2005 and 2004 (10 hotels)..............       68       95     28.4
  33     28    (17.9)       Hotels Without Comparable Results (9 hotels)....................      145      130    (11.5)
----   ----    -----                                                                           ------   ------    -----
                         Total Owned, Leased and Consolidated Joint Venture Hotels Costs and
$496   $476     (4.2)       Expenses........................................................   $1,922   $1,837     (4.6)
====   ====    =====                                                                           ======   ======    =====

  THREE MONTHS ENDED                                                                                    YEAR ENDED
     DECEMBER 31,                                                                                      DECEMBER 31,
----------------------                                                                         --------------------------
                  %                                                                                                  %
2005   2004   VARIANCE                                                                          2005     2004    VARIANCE
----   ----   --------                                                                         ------   ------   --------
                                                SAME-STORE OWNED HOTELS
                                                   INTERNATIONAL
                         Revenue
$217   $218     (0.5)       Same-Store Owned Hotels.........................................    $877     $815       7.6
   7     11    (36.4)       Hotels Sold or Closed in 2005 and 2004 (2 hotels)...............      37       50     (26.0)
   1      7    (85.7)       Hotels Without Comparable Results (2 hotels)....................      27       32     (15.6)
  --     --       --        Other ancillary hotel operations................................       6        6        --
----   ----    -----                                                                            ----     ----     ------
$225   $236     (4.7)    Total Owned, Leased and Consolidated Joint Venture Hotels Revenue..    $947     $903       4.9
====   ====    =====                                                                            ====     ====     ======
                         Costs and Expenses
$167   $164     (1.8)       Same-Store Owned Hotels.........................................    $665     $619      (7.4)
   5      8     37.5        Hotels Sold or Closed in 2005 and 2004 (2 hotels)...............      23       34      32.4
   4      7     42.9        Hotels Without Comparable Results (2 hotels)....................      20       25      20.0
  --     --       --        Other ancillary hotel operations................................       4        4        --
----   ----    -----                                                                            ----     ----     ------
                         Total Owned, Leased and Consolidated Joint Venture Hotels Costs and
$176   $179      1.7        Expenses........................................................    $712     $682      (4.4)
====   ====    =====                                                                            ====     ====     ======

(1) Same-Store Owned Hotel Results exclude 12 hotels sold or closed in 2005 and 2004 and 11 hotels without comparable results.

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   Hotel Results - Same Store Owned Hotels (1)
                           For the Three Months Ended
                                December 31, 2005
                                    UNAUDITED

                                             WORLDWIDE                    NORTH AMERICA              INTERNATIONAL(2)
                                       ------------------------    ------------------------    ------------------------
                                        2005      2004     Var.     2005      2004     Var.     2005     2004      Var.
                                        ----      ----     ----     ----      ----     ----     ----     ----      ----
                                               120 Hotels                   79 Hotels                  41 Hotels
                                       ------------------------    ------------------------    ------------------------
SAME STORE OWNED HOTELS
   REVPAR ($)                          125.47    114.71    9.4%    127.76    113.88   12.2%    118.84    117.11    1.5%
   ADR ($)                             182.91    170.96    7.0%    184.65    168.64    9.5%    177.68    177.82   (0.1%)
   OCCUPANCY (%)                        68.6%     67.1%    1.5      69.2%     67.5%    1.7      66.9%     65.9%    1.0

                                                   53                           31                         22
                                       ------------------------    ------------------------    ------------------------
SHERATON
   REVPAR ($)                          104.79     96.84    8.2%    112.40    100.64   11.7%     89.50     89.30    0.2%
   ADR ($)                             156.65    146.25    7.1%    166.57    151.15   10.2%    136.18    136.33   (0.1%)
   OCCUPANCY (%)                        66.9%     66.2%    0.7      67.5%     66.6%    0.9      65.7%     65.5%    0.2

                                                   32                           19                         13
                                       ------------------------    ------------------------    ------------------------
WESTIN
   REVPAR ($)                          127.00    117.15    8.4%    113.60    102.84   10.5%    173.21    165.78    4.5%
   ADR ($)                             178.58    170.22    4.9%    158.09    146.48    7.9%    252.65    258.61   (2.3%)
   OCCUPANCY (%)                        71.1%     68.8%    2.3      71.9%     70.2%    1.7      68.6%     64.1%    4.5

                                                   8                             3                          5
                                       ------------------------    ------------------------    ------------------------
ST. REGIS/LUXURY COLLECTION
   REVPAR ($)                          281.35    267.32    5.2%    302.16    274.02   10.3%    239.54    253.10   (5.4%)
   ADR ($)                             423.33    407.20    4.0%    431.18    393.67    9.5%    404.66    442.10   (8.5%)
   OCCUPANCY (%)                        66.5%     65.6%    0.9      70.1%     69.6%    0.5      59.2%     57.2%    2.0

                                                   10                           10
                                       ------------------------    ------------------------
W
   REVPAR ($)                          216.92    182.51   18.9%    216.92    182.51   18.9%
   ADR ($)                             288.09    252.92   13.9%    288.09    252.92   13.9%
   OCCUPANCY (%)                        75.3%     72.2%    3.1      75.3%     72.2%    3.1

                                                   17                           16                          1
                                       ------------------------    ------------------------    ------------------------
OTHER
   REVPAR ($)                           85.76     77.22   11.1%     80.45     71.79   12.1%    116.50    108.71    7.2%
   ADR ($)                             131.56    122.95    7.0%    128.47    121.93    5.4%    145.55    127.01   14.6%
   OCCUPANCY (%)                        65.2%     62.8%    2.4      62.6%     58.9%    3.7      80.0%     85.6%   (5.6)

(1) Hotel Results exclude 12 hotels sold or closed and 10 hotels without comparable results during 2004 & 2005

(2)   See next page for breakdown by division

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   Hotel Results - Same Store Owned Hotels (1)
                           For the Three Months Ended
                                December 31, 2005
                                    UNAUDITED

                                                EUROPE                    LATIN AMERICA            ASIA PACIFIC
                                       ------------------------    ------------------------    ------------------------
                                        2005      2004     Var.     2005      2004     Var.     2005      2004     Var.
                                        ----      ----     ----     ----      ----     ----     ----      ----     ----
                                               27 Hotels                    10 Hotels                   4 Hotels
                                       ------------------------    ------------------------    ------------------------
SAME STORE OWNED HOTELS
   REVPAR ($)                          152.06    149.67    1.6%     75.78     69.40    9.2%    106.13    116.00   (8.5%)
   ADR ($)                             223.29    235.59   (5.2%)   116.66    108.05    8.0%    157.81    148.81    6.0%
   OCCUPANCY (%)                        68.1%     63.5%    4.6      65.0%     64.2%    0.8      67.3%     77.9%   (10.6)

                                                   11                           8                           3
                                       ------------------------    ------------------------    ------------------------
SHERATON
   REVPAR ($)                          111.81    108.82    2.7%     67.20     62.80    7.0%     99.78    120.46  (17.2%)
   ADR ($)                             159.23    165.06   (3.5%)   105.40    100.00    5.4%    167.94    164.42    2.1%
   OCCUPANCY (%)                        70.2%     65.9%    4.3      63.8%     62.8%    1.0      59.4%     73.3%   (13.9)

                                                   11                           2
                                       ------------------------    ------------------------
WESTIN
   REVPAR ($)                          182.88    178.02    2.7%    131.89    112.67   17.1%
   ADR ($)                             270.70    287.51   (5.8%)   181.12    153.09   18.3%
   OCCUPANCY (%)                        67.6%     61.9%    5.7      72.8%     73.6%   (0.8)

                                                    5
                                       ------------------------
ST. REGIS/LUXURY COLLECTION
   REVPAR ($)                          239.54    253.10   (5.4%)
   ADR ($)                             404.66    442.10   (8.5%)
   OCCUPANCY (%)                        59.2%     57.2%    2.0

                                                                                                           1
                                                                                               ------------------------
OTHER
   REVPAR ($)                                                                                  116.50    108.71    7.2%
   ADR ($)                                                                                     145.55    127.01   14.6%
   OCCUPANCY (%)                                                                                80.0%     85.6%   (5.6)

(1) Hotel Results exclude 12 hotels sold or closed and 10 hotels without comparable results during 2004 & 2005

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   Hotel Results - Same Store Owned Hotels(1)
                           For the Three Months Ended
                                December 31, 2005
                    UNAUDITED ($ thousands except variances)

                                             WORLDWIDE(3)                 NORTH AMERICA(3)           INTERNATIONAL(2)
                                       ------------------------    ------------------------    ------------------------
                                        2005      2004     Var.     2005      2004     Var.     2005      2004      Var.
                                        ----      ----     ----     ----      ----     ----     ----      ----      ----
                                               120 Hotels                   79 Hotels                  41 Hotels
                                       ------------------------    ------------------------    ------------------------
SAME STORE OWNED HOTELS
   Total REVENUE                      843,362   790,804    6.6%   626,213   573,282    9.2%   217,149   217,522    (0.2%)
   Total EXPENSE                      619,892   586,557   (5.7%)  453,094   422,443   (7.3%)  166,798   164,115    (1.6%)

                                                  53                            31                         22
                                       ------------------------    ------------------------    ------------------------
SHERATON

   REVENUE                            343,286   325,359    5.5%   235,059   216,099    8.8%   108,227   109,260    (0.9%)
   EXPENSE                            245,877   234,829   (4.7%)  166,790   157,006   (6.2%)   79,087    77,823    (1.6%)

                                                   32                           19                         13
                                       ------------------------    ------------------------    ------------------------
WESTIN
   REVENUE                            250,486   233,374    7.3%   171,737   156,058   10.0%    78,749    77,316     1.9%
   EXPENSE                            188,406   176,458   (6.8%)  126,031   115,699   (8.9%)   62,375    60,759    (2.7%)

                                                   8                             3                          5
                                       ------------------------    ------------------------    ------------------------
ST. REGIS/LUXURY COLLECTION
   REVENUE                             90,317    89,507    0.9%    69,561    67,464    3.1%    20,756    22,043    (5.8%)
   EXPENSE                             67,009    65,729   (1.9%)   50,088    48,575   (3.1%)   16,921    17,154     1.4%

                                                   10                           10
                                       ------------------------    ------------------------
W(3)
   REVENUE                            106,427    94,149   13.0%   106,427    94,149   13.0%
   EXPENSE                             75,083    68,847   (9.1%)   75,083    68,847   (9.1%)

                                                   17                           16                          1
                                       ------------------------    ------------------------    ------------------------
OTHER
   REVENUE                             52,846    48,415    9.2%    43,429    39,512    9.9%     9,417     8,903     5.8%
   EXPENSE                             43,517    40,694   (6.9%)   35,102    32,315   (8.6%)    8,415     8,379    (0.4%)

(1) Hotel Results exclude 12 hotels sold or closed and 10 hotels without comparable results during 2004 & 2005

(2)   See next page for breakdown by division

(3) Includes lease expense of $4,288 in 2005 and 2004 related to the lease of the W Times Square in New York

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   Hotel Results - Same Store Owned Hotels(1)
                           For the Three Months Ended
                                December 31, 2005
                    UNAUDITED ($ Thousands Except Variances)

                                                EUROPE                    LATIN AMERICA            ASIA PACIFIC
                                       ------------------------    ------------------------    ------------------------
                                        2005      2004     Var.     2005      2004     Var.     2005      2004      Var.
                                        ----      ----     ----     ----      ----     ----     ----      ----      ----
                                               27 Hotels                    10 Hotels                   4 Hotels
                                       ------------------------    ------------------------    ------------------------
SAME STORE OWNED HOTELS
   Total REVENUE                      139,185   142,980   (2.7%)   50,249    44,982   11.7%    27,715    29,560    (6.2%)
   Total EXPENSE                      112,340   113,978    1.4%    33,143    28,105  (17.9%)   21,315    22,032     3.3%

                                                   11                           8                           3
                                       ------------------------    ------------------------    ------------------------
SHERATON
   REVENUE                             52,783    54,465   (3.1%)   37,146    34,138    8.8%    18,298    20,657   (11.4%)
   EXPENSE                             42,124    43,569    3.3%    24,063    20,601  (16.8%)   12,900    13,653     5.5%

                                                   11                           2
                                       ------------------------    ------------------------
WESTIN
   REVENUE                             65,646    66,472   (1.2%)   13,103    10,844   20.8%
   EXPENSE                             53,295    53,255   (0.1%)    9,080     7,504  (21.0%)

                                                   5
                                       ------------------------
ST. REGIS/LUXURY COLLECTION
   REVENUE                             20,756    22,043   (5.8%)
   EXPENSE                             16,921    17,154    1.4%

                                                                                                            1
                                                                                               ------------------------
OTHER
   REVENUE                                                                                      9,417     8,903     5.8%
   EXPENSE                                                                                      8,415     8,379    (0.4%)

(1) Hotel Results exclude 12 hotels sold or closed and 10 hotels without comparable results during 2004 & 2005

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   Hotel Results - Same Store Owned Hotels (1)
                  For the Twelve Months Ended December 31, 2005
                                    UNAUDITED

                                             WORLDWIDE                    NORTH AMERICA              INTERNATIONAL(2)
                                       ------------------------    ------------------------    ------------------------
                                        2005      2004     Var.     2005      2004     Var.     2005      2004      Var.
                                        ----      ----     ----     ----      ----     ----     ----      ----      ----
                                               119 Hotels                   78 Hotels                  41 Hotels
                                       ------------------------    ------------------------    ------------------------
SAME STORE OWNED HOTELS
   REVPAR ($)                          123.14    111.01   10.9%    123.02    110.13   11.7%    123.48    113.48    8.8%
   ADR ($)                             174.70    162.50    7.5%    170.93    156.62    9.1%    186.30    181.21    2.8%
   OCCUPANCY (%)                        70.5%     68.3%     2.2     72.0%     70.3%     1.7     66.3%     62.6%     3.7

                                                  52                            30                         22
                                       ------------------------    ------------------------    ------------------------
SHERATON
   REVPAR ($)                           99.98     91.51    9.3%    105.28     96.10    9.6%     89.72     82.65    8.6%
   ADR ($)                             146.63    136.87    7.1%    150.58    137.48    9.5%    138.36    135.52    2.1%
   OCCUPANCY (%)                        68.2%     66.9%     1.3     69.9%     69.9%     0.0     64.8%     61.0%     3.8

                                                  32                            19                         13
                                       ------------------------    ------------------------    ------------------------
WESTIN
   REVPAR ($)                          134.54    121.61   10.6%    118.64    107.21   10.7%    188.20    169.67   10.9%
   ADR ($)                             182.34    170.88    6.7%    157.55    146.14    7.8%    274.08    265.81    3.1%
   OCCUPANCY (%)                        73.8%     71.2%     2.6     75.3%     73.4%     1.9     68.7%     63.8%     4.9

                                                   8                            3                           5
                                       ------------------------    ------------------------    ------------------------
ST. REGIS/LUXURY COLLECTION
   REVPAR ($)                          263.37    238.86   10.3%    265.64    232.63   14.2%    258.80    252.06    2.7%
   ADR ($)                             397.36    386.67    2.8%    379.41    357.38    6.2%    440.48    460.58   (4.4%)
   OCCUPANCY (%)                        66.3%     61.8%     4.5     70.0%     65.1%     4.9     58.8%     54.7%     4.1

                                                  10                            10
                                       ------------------------    ------------------------
W
   REVPAR ($)                          195.65    164.23   19.1%    195.65    164.23   19.1%
   ADR ($)                             255.01    225.57   13.1%    255.01    225.57   13.1%
   OCCUPANCY (%)                        76.7%     72.8%     3.9     76.7%     72.8%     3.9

                                                 17                             16                          1
                                       ------------------------    ------------------------    ------------------------
OTHER
   REVPAR ($)                           88.71     79.80   11.2%     84.76     76.09   11.4%    111.55    101.36   10.1%
   ADR ($)                             128.71    120.54    6.8%    126.27    120.42    4.9%    140.63    121.06   16.2%
   OCCUPANCY (%)                        68.9%     66.2%     2.7     67.1%     63.2%     3.9     79.3%     83.7%    (4.4)

(1) Hotel Results exclude 12 hotels sold or closed and 11 hotels without comparable results during 2004 & 2005

(2)   See next page for breakdown by division

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                  Hotel Results - Same Store Owned Hotels (1)
                 For the Twelve Months Ended December 31, 2005
                                   UNAUDITED

                                           EUROPE                        LATIN AMERICA                    ASIA PACIFIC
                               ------------------------------    -----------------------------    -----------------------------
                                2005       2004        VAR.       2005       2004        VAR.      2005       2004        VAR.
                                ----       ----        ----       ----       ----        ----      ----       ----        ----
                                         27 Hotels                         10 Hotels                        4 Hotels
                               ------------------------------    -----------------------------    -----------------------------
SAME STORE OWNED HOTELS
              REVPAR ($)       162.98     151.12        7.8%      68.90      59.54       15.7%    113.99     107.92        5.6%
              ADR ($)          242.29     240.26        0.8%     110.65     105.00        5.4%    157.64     142.48       10.6%
              OCCUPANCY (%)      67.3%      62.9%       4.4        62.3%      56.7%       5.6       72.3%      75.7%      (3.4)

                                             11                                8                                3
                               ------------------------------    -----------------------------    -----------------------------
SHERATON
              REVPAR ($)       115.27     107.09        7.6%      59.64      52.30       14.0%    115.49     111.95        3.2%
              ADR ($)          166.56     164.48        1.3%      99.27      96.17        3.2%    169.79     158.00        7.5%
              OCCUPANCY (%)      69.2%      65.1%       4.1        60.1%      54.4%       5.7       68.0%      70.9%      (2.9)

                                             11                                2
                               ------------------------------    -----------------------------
WESTIN
              REVPAR ($)       201.58     183.80        9.7%     129.57     107.00       21.1%
              ADR ($)          301.54     296.40        1.7%     169.09     148.80       13.6%
              OCCUPANCY (%)      66.8%      62.0%       4.8        76.6%      71.9%       4.7

                                              5
                               ------------------------------
ST. REGIS/LUXURY COLLECTION
              REVPAR ($)       258.80     252.06        2.7%
              ADR ($)          440.48     460.58       (4.4%)
              OCCUPANCY (%)      58.8%      54.7%       4.1

                                                                                                                1
                                                                                                  -----------------------------
OTHER
              REVPAR ($)                                                                          111.55     101.36       10.1%
              ADR ($)                                                                             140.63     121.06       16.2%
              OCCUPANCY (%)                                                                         79.3%      83.7%      (4.4)

(1) Hotel Results exclude 12 hotels sold or closed and 11 hotels without comparable results during 2004 & 2005

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   Hotel Results - Same Store Owned Hotels(1)
                 For the Twelve Months Ended December 31, 2005
                    UNAUDITED ($ thousands except variances)

                                        WORLDWIDE(3)                       NORTH AMERICA(3)                  INTERNATIONAL(2)
                               --------------------------------    --------------------------------    ----------------------------
                                  2005         2004       VAR.        2005         2004       VAR.       2005      2004       VAR.
                                  ----         ----       ----        ----         ----       ----       ----      ----       ----
                                          119 Hotels                          78 Hotels                          41 Hotels
                               --------------------------------    --------------------------------    ----------------------------
SAME STORE OWNED HOTELS
              Total REVENUE    3,183,144    2,942,769     8.2%     2,306,326    2,128,197     8.4%     876,818    814,572     7.6%
              Total EXPENSE    2,374,355    2,231,127    (6.4%)    1,709,386    1,611,571    (6.1%)    664,968    619,556    (7.3%)


                                              52                                  30                                22
                               --------------------------------    --------------------------------    ----------------------------
SHERATON
              REVENUE          1,244,041    1,172,115     6.1%       822,021      780,581     5.3%     422,020    391,534     7.8%
              EXPENSE            924,576      874,609    (5.7%)      608,518      584,921    (4.0%)    316,058    289,688    (9.1%)


                                              32                                  19                                13
                               --------------------------------    --------------------------------    ----------------------------
WESTIN
              REVENUE          1,015,265      926,911     9.5%       682,069      620,840     9.9%     333,196    306,071     8.9%
              EXPENSE            739,932      689,214    (7.4%)      490,782      456,523    (7.5%)    249,150    232,691    (7.1%)


                                               8                                   3                                 5
                               --------------------------------    --------------------------------    ----------------------------
ST. REGIS/LUXURY COLLECTION
              REVENUE            326,581      311,603     4.8%       240,588      227,472     5.8%      85,993     84,131     2.2%
              EXPENSE            250,166      240,950    (3.8%)      182,914      174,349    (4.9%)     67,252     66,601    (1.0%)


                                              10                                  10
                               --------------------------------    --------------------------------
W(3)
              REVENUE            384,758      336,232    14.4%       384,758      336,232    14.4%
              EXPENSE            286,329      264,972    (8.1%)      286,329      264,972    (8.1%)


                                              17                                  16                                 1
                               --------------------------------    --------------------------------    ----------------------------
OTHER
              REVENUE            212,499      195,908     8.5%       176,890      163,072     8.5%      35,609     32,836     8.4%
              EXPENSE            173,352      161,382    (7.4%)      140,844      130,806    (7.7%)     32,508     30,576    (6.3%)




(1) Hotel Results exclude 12 hotels sold or closed and 11 hotels without comparable results during 2004 & 2005

(2)   See next page for breakdown by division

(3) Includes lease expense of $17,150 in 2005 and 2004 related to the lease of the W Times Square in New York

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   Hotel Results - Same Store Owned Hotels(1)
                 For the Twelve Months Ended December 31, 2005
                    UNAUDITED ($ thousands except variances)

                                             EUROPE                      LATIN AMERICA                    ASIA PACIFIC
                                  ----------------------------    ----------------------------    ----------------------------
                                    2005       2004      VAR.       2005       2004      VAR.       2005      2004       VAR.
                                    ----       ----      ----       ----       ----      ----       ----      ----       ----
                                            27 Hotels                       10 Hotels                       4 Hotels
                                  ----------------------------    ----------------------------    ----------------------------
SAME STORE OWNED HOTELS
                 Total REVENUE    584,233    553,812     5.5%     178,015    152,504    16.7%     114,570    108,256     5.8%
                 Total EXPENSE    460,449    437,671    (5.2%)    117,359    100,222   (17.1%)     87,160     81,663    (6.7%)


                                               11                              8                               3
                                  ----------------------------    ----------------------------    ----------------------------
SHERATON
                 REVENUE          215,429    204,032     5.6%     127,630    112,082    13.9%      78,961     75,420     4.7%
                 EXPENSE          174,660    164,877    (5.9%)     86,746     73,724   (17.7%)     54,652     51,087    (7.0%)


                                               11                              2
                                  ----------------------------    ----------------------------
WESTIN
                 REVENUE          282,811    265,649     6.5%      50,385     40,422    24.6%
                 EXPENSE          218,537    206,193    (6.0%)     30,613     26,498   (15.5%)


                                                5
                                  ----------------------------
ST. REGIS/LUXURY COLLECTION
                 REVENUE           85,993     84,131     2.2%
                 EXPENSE           67,252     66,601    (1.0%)


                                                                                                               1
                                                                                                  ----------------------------
OTHER
                 REVENUE                                                                           35,609     32,836     8.4%
                 EXPENSE                                                                           32,508     30,576    (6.3%)

(1) Hotel Results exclude 12 hotels sold or closed and 11 hotels without comparable results during 2004 & 2005

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                             Debt Portfolio Summary
                             As of December 31, 2005
                                    UNAUDITED


                                                       Interest          Balance                        Interest    Avg Maturity
Debt                                                     Terms        (in millions)   % of Portfolio      Rate       (in years)
----                                                     -----        -------------   --------------      ----       ----------
Floating Rate Debt:

  Senior credit facility

    Revolving credit facility                        Various + 125           $   11               0%      4.57%             0.8
    Term loan                                         LIBOR + 125               450              11%      5.64%             0.7
                                                                             ------             ---       ----             ----
                                                                                461              11%      5.61%             0.7
  Mortgages and other                                   Various                 481              12%      4.05%             1.4
  Interest rate swaps                                 LIBOR + 423               300               7%      8.77%
                                                                             ------             ---       ----
    Total Floating                                                            1,242              30%      5.77%             1.0

Fixed Rate Debt:

  Senior notes (1)                                                            1,494              36%      6.70%             3.9
  Convertible debt                                                              360               9%      3.50%             4.0
  Mortgages and other                                                           649              15%      7.07%             4.6
  Interest rate swaps                                                         (300)             (7%)      7.88%
                                                                             ------             ---       ----
    Total Fixed
                                                                              2,203              53%      6.14%             3.6
                                                                             ------             ---       ----
        Total
                                                                             $3,445              83%      6.01%             2.9
                                                                             ======             ===       ====
  Floating rate debt classified as held for sale                                 25               1%      4.30%             4.0
  Fixed rate debt classified as held for sale                                   675              16%      7.63%            12.3
                                                                             ------             ---       ----
  Total debt classified as held for sale                                     $  700              17%      7.50%            12.0
                                                                             ======             ===       ====
        Total Debt
                                                                             $4,145             100%      6.27%             4.4
                                                                             ======             ===       ====

(1) Balance consists of outstanding public debt of $1.497 billion and a $19 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004 and a ($22) million fair value adjustment related to current fixed to floating interest rate swaps


     MATURITIES
  <1 year     $1,219
1-3 years        851
4-5 years        481
 >5 years      1,594
             -------
              $4,145
             =======

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
            Hotels without Comparable Results & Other Selected Items
                             as of December 31, 2005
                             UNAUDITED ($ millions)

Properties without comparable results in 2005:

Property                                         Location
--------                                         --------
St. Regis Aspen                                  Aspen, CO
Sheraton Kauai                                   Koloa, HI
Sheraton Cancun                                  Cancun, Mexico
W New Orleans - French Quarter                   New Orleans, LA
Westin Regina Resort - Cancun                    Cancun, Mexico
W New Orleans                                    New Orleans, LA
Westin Fort Lauderdale                           Fort Lauderdale, FL
Sheraton Bal Harbour Beach Resort                Bal Harbour, FL
Sheraton Suites Key West                         Key West, FL
Paradise Streams Caesars                         Mt. Pocono, PA
St. Regis Hotel, San Francisco                   San Francisco, CA

Properties sold or closed in 2005 and 2004:

Property                                         Location
--------                                         --------
Rancho Bernardo - Four Points                    Rancho Bernardo, CA
Sheraton Denver Tech Center                      Englewood, CO
Sheraton Lisboa Hotel & Towers                   Lisbon, Portugal
Deerfield Beach Hilton                           Ft. Lauderdale, FL
Raphael Hotel                                    Chicago, IL
Sheraton Chapel Hill Hotel                       Chapel Hill, NC
St. Regis Washington, DC                         Washington, DC
Sheraton Russell Hotel                           New York, NY
Westin Philadelphia                              Philadelphia, PA
Westin Princeton at Forrestal Village            Princeton, NJ
Hotel Danieli                                    Venice, Italy
Sheraton Ft. Lauderdale Airport Hotel            Dania, FL

Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $307 million)   $1,204
Debt (including debt classified as held for sale)                       $4,145

Revenues and Expenses Associated with Assets Sold in 2005 or Expected to be Sold in the First Quarter of 2006(1):

                                                              Q1          Q2          Q3          Q4       Full Year
                                                              --          --          --          --       ---------
Hotels Sold in 2005:
2005
Revenues                                                    $   33      $   39      $   25      $   15      $  112
Expenses                                                    $   27      $   25      $   17      $   12      $   81

2004
Revenues                                                    $   34      $   42      $   38      $   39      $  153
Expenses                                                    $   28      $   30      $   28      $   30      $  116

Hotels Classified as Held for Sale at December 31, 2005:
2005
Revenues                                                    $  282      $  358      $  329      $  351      $1,320
Expenses                                                    $  225      $  243      $  232      $  247      $  947

2004
Revenues                                                    $  279      $  333      $  299      $  331      $1,242
Expenses                                                    $  218      $  231      $  218      $  236      $  903


(1) Results consist of 10 hotels sold in 2005 and 41 hotels which are classified as held for sale at December 31, 2005. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2005 and 2004

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                              Capital Expenditures
             For the Three and Twelve Months Ended December 31, 2005
                             UNAUDITED ($ millions)

                                                             Q4        YTD
                                                            ----      ----
Capital Expenditures:
   Owned, Leased and Consolidated Joint Venture Hotels        99       282
   Corporate/IT                                               22        51
                                                            ----      ----
Subtotal                                                     121       333

Vacation Ownership Capital Expenditures:
   Capital expenditures (includes land acquisitions)           7        95
   Net capital expenditures for inventory (1)                  1       (35)
                                                            ----      ----
Subtotal                                                       8        60

Development Capital                                          241       424
                                                            ----      ----

Total Capital Expenditures                                   370       817
                                                            ====      ====

(1) Represents gross inventory capital expenditures of $36 and $136 in the three and twelve months ended December 31, 2005, respectively, less cost of sales of $35 and $171 in the three and twelve months ended December 31, 2005, respectively

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   Summary of Portfolio By Properties & Rooms
                             As of December 31, 2005
                                    UNAUDITED

                               NAD                   EAME                  LAD                  ASIA                 TOTAL
                               ---                   ----                  ---                  ----                 -----
                        Hotels     Rooms      Hotels     Rooms      Hotels     Rooms      Hotels     Rooms      Hotels     Rooms
                        ------     -----      ------     -----      ------     -----      ------     -----      ------     -----
Owned
Sheraton                    33     15,653         11      3,074          7      3,235          3      1,028         54     22,990
Westin                      20      9,784         11      2,372          3        901         --         --         34     13,057
Four Points                  6      1,153         --         --         --         --          1        630          7      1,783
W                           12      4,294         --         --         --         --         --         --         12      4,294
Luxury Collection            1        654          4        405          2        320         --         --          7      1,379
St. Regis                    4        919          1        161         --         --         --         --          5      1,080
Other                       11      2,611         --         --         --         --         --         --         11      2,611
                           ---    -------        ---     ------         --     ------        ---     ------        ---    -------
Total Owned                 87     35,068         27      6,012         12      4,456          4      1,658        130     47,194

Managed & UJV
Sheraton                    41     20,565         72     21,254         12      2,230         45     15,721        170     59,770
Westin                      36     19,950          8      2,302         --         --         11      4,290         55     26,542
Four Points                  1        475          7      1,019          2        263          2        387         12      2,144
W                            5        904         --         --          1        237          2        353          8      1,494
Luxury Collection            6      1,422          8      1,405          8        188         --         --         22      3,015
St. Regis                    3        596          1         95         --         --          2        591          6      1,282
Le Meridien                  6      1,188         71     16,910          3        839         23      5,215        103     24,152
Other                        2      2,705         --         --         --         --         --         --          2      2,705
                           ---    -------        ---     ------         --     ------        ---     ------        ---    -------
Total Managed & UJV        100     47,805        167     42,985         26      3,757         85     26,557        378    121,104

Franchised
Sheraton                   114     35,924         28      6,943          4      1,294         19      7,086        165     51,247
Westin                      21      7,994          3      1,142          3        598          5      1,226         32     10,960
Four Points                 87     15,247         11      1,482          9      1,350          1        126        108     18,205
Luxury Collection            1        249         12      1,354         --         --         --         --         13      1,603
Le Meridien                  3        982         11      3,820         --         --          5      2,774         19      7,576
                           ---    -------        ---     ------         --     ------        ---     ------        ---    -------
Total Franchised           226     60,396         65     14,741         16      3,242         30     11,212        337     89,591
                           ---    -------        ---     ------         --     ------        ---     ------        ---    -------

Systemwide
Sheraton                   188     72,142        111     31,271         23      6,759         67     23,835        389    134,007
Westin                      77     37,728         22      5,816          6      1,499         16      5,516        121     50,559
Four Points                 94     16,875         18      2,501         11      1,613          4      1,143        127     22,132
W                           17      5,198         --         --          1        237          2        353         20      5,788
Luxury Collection            8      2,325         24      3,164         10        508         --         --         42      5,997
St. Regis                    7      1,515          2        256         --         --          2        591         11      2,362
Le Meridien                  9      2,170         82     20,730          3        839         28      7,989        122     31,728
Other                       13      5,316         --         --         --         --         --         --         13      5,316
                           ---    -------        ---     ------         --     ------        ---     ------        ---    -------
Total Systemwide           413    143,269        259     63,738         54     11,455        119     39,427        845    257,889
                           ===    =======        ===     ======         ==     ======        ===     ======        ===    =======